Exhibit 3.10

AMENDED AND RESTATED BYLAWS OF

PRECISION SOLAR CONTROLS INC.

ARTICLE I— OFFICES

1.                                       The registered office of the Precision Solar Controls, Inc. (the “Corporation”) shall be at 1601 Elm Street, Dallas, Texas 75201 and the registered agent at such address is CT Corporation Systems.

2.                                       The Corporation may also have offices at such other places as the Board of Directors of the Corporation (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II — SEAL

1.                                       The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Texas”.

ARTICLE III — SHAREHOLDERS MEETING

1.                                       Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of Texas, as may from time to time be selected.

2.                                       Unless otherwise designated by the Board, the annual meeting of the shareholders shall be held once each year on such date and at such time as may be determined by the Board; provided that such date shall not be more than thirteen months from the last annual meeting of shareholders of the Corporation.

At the annual meeting, the shareholders, voting as provided in the certificate of incorporation, shall elect directors to the Board, and shall transact such other business as may properly come before them..

3.                                       The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders.  After a quorum is present at a meeting of shareholders, the shareholders may conduct business properly brought before the meeting until the meeting is adjourned. The subsequent withdrawal from the meeting of a shareholder or the refusal of a shareholder present at or represented by proxy at the meeting to vote does not negate the presence of a quorum at the meeting.

4.                                       Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy.  Every proxy shall be executed in writing by the shareholders, or by his duly authorized attorney of fact, and filed with the Secretary of the corporation.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.  Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins.

5.                                       Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, no less than ten nor more than sixty days prior to the meeting.

6.                                       In advance of any meeting of shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof.  If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting.  The number of judges shall be one or three.  If appointed at a meeting on the request of one or more shareholders or proxies the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.  On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  No person who is a candidate for office shall act as a Judge.

7.                                       Special meetings of the shareholders may be called art any time by the President., or the Board, or shareholders entitled to case at least one-tenth of the votes which all shareholders are entitled to case at the particular meeting.  At my time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than fifty days after the receipts of the request, and to give due notice thereof.  The record date for determining which shareholders of the Corporation are entitled to call a special meeting is the date the first shareholder sings the notice of that meeting.

8.                                       Other than procedural matters, the only business that may be conducted at a special meeting of the shareholders is business that is within the purposes described in the notice, unless all shareholders entitled to vote are present and consent.

9.                                       Written notice of a special meeting of the shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before such meeting, unless a greater period of notice is required by statute in a particular case.  The notice of a special meeting must contain a statement regarding the purpose or purposes of the meeting.  If a meeting is held by means of remote communication, the notice of the meeting must include information on how to access the list of shareholders entitled to vote at the meeting.

10.                                 The officer or agent having charge of the transfer books shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at anytime during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.  If a meeting of the shareholders is held by means of remote communication, the list must be open to inspection by a shareholder during the meeting on a reasonably accessible electronic network.  The original share ledger or transfer book, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders.

ARTICLE IV — DIRECTORS

1.                                       The business of this corporation shall be managed by its Board.  Upon adoption of these Amended and Restated Bylaws, the Board shall consist of five directors, such number which may be modified by decision of the Board from time to time.  The directors need not be resident of this State or shareholders in the corporation shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify.

2.                                       In addition to the powers and authorities by these bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these bylaws directed or required to be exercised or done by the shareholders.

The full Board may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in resolution, shall have and may exercise all of the authority of the Board, except as provided by applicable law.  The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

3.                                       The meeting of the Board may be held at such place within this State, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

4.                                       Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

5.                                       Regular meetings of the Board shall be held without notice, at such intervals as the Board may establish, at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

6.                                       Special meetings of the Board shall be held upon notice to the directors and may be called by the President, the Secretary or any director upon 24-hour notice to each director, written or electronic, either personally, by fax, by electronic mail, by express delivery, by telephone or by mail.  Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before, at or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

7.                                       A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.  Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.

8.                                       A director of a corporation who is present at a meeting of its Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

9.                                       Directors may receive such fixed sum per meeting attended, such fixed annual sum or such other compensation as may be determined by the Board for their services on the Board or any committee thereof.  Directors may also receive expense reimbursements for their attendance at meetings of the Board or any committee thereof as determined by the Board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

10.                                 Except as otherwise provided in the certificate of incorporation or applicable law, the shareholders of the corporation may remove a director or the entire Board of the corporation, with or without cause, at a meeting called for that purpose, by a vote of the holders of a majority of the shares entitled to vote at an election of the director or directors.  A director of a corporation may resign at any time by providing written notice to the corporation

ARTICLE V — OFFICERS

1.                                       The executive officers of the corporation shall be chosen by the directors and shall be a Chairman, President, Secretary and Treasurer.  The Board may also choose a Vice President, and such other officers and agents as it shall deem necessary, which shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.  Any number of offices may be held by the same person except that the President and Secretary shall not be the same person.  It shall not be necessary for the officer to be directors.  The compensation of all officers shall be fixed by the Board.

2.                                       All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of shareholders or until their successor has been appointed or elected or until their prior resignation or removal

3.                                       Any officer elected or appointed by the Board may be removed by the Board with or without cause.  In the event of the death, resignation or removal of an officer, the Board in its discretion, may elect or appoint a successor to fill the unexpired term.

4.                                       The Chairman shall preside at all meetings of the shareholders and directors.

5.                                       In the absence of the Chairman, the President may preside at meetings of the Board and at the annual meeting of shareholders.  The President shall have general executive powers, and, in addition to any specific powers conferred by these bylaws, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board or the Chief Executive Officer.  The President may also be Chief

Executive Officer of the Corporation.  In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer.

6.                                       Each Vice President shall have such powers and shall perform such duties as may be specified in these bylaws or prescribed by the Board or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board.

7.                                       The Chief Executive officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board.  The Chief Executive Officer may also serve as President.

8.                                       The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board, shall give proper notice of meetings of shareholders and the Board, and shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe

9.                                       During the absence or disability of the Secretary, the assistant-secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

10.                                 The Treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the

Board.  The Treasurer shall keep accurate accounts of all monies of the Corporation received or disbursed.  He shall deposit all monies, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositaries as the Board shall from time to time designate.  He shall have power to endorse for deposit all notes, checks and drafts received by the Corporation.  He shall disburse the funds of the Corporation in the manner prescribed by the Board, making proper vouchers therefore.  He shall render to the Chief Executive Officer, President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the President

11.                                 During the absence or disability of the Treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

ARTICLE VI- CORPORATE RECORDS

1.                                       There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its bylawss, including all amendments or alterations thereto to date, certified by the Secretary of the corporation.  An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

2.                                       Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand, or shall be the holder of record of at lest five percent (4%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and record of shareholders, and to make extracts therefrom.

ARTICLE VII — SHARE CERTIFICATES, DIVIDENDS, ETC.

1.                                       The shares of the corporation’s stock may be certificated or uncertificated, as provided under Texas law.  Any certificates representing shares of stock shall be in such form as is approved by resolution of the Board and as may be required by law and shall be numbered and entered in the stock transfer records of the corporation as they are issued.  Each certificate shall state on the front of the certificate that the corporation is organized under the laws of the State of Texas, the holder’s name, the number and class of shares, and the designation of the series, if any, represented by the certificate.  Certificates shall be signed by the Chairman of the Board or the Chief Executive Officer and the Secretary of the corporation, and may contain an impression of the seal of the corporation or a facsimile thereof.  The signatures of the Chairman of the Board or Chief Executive Officer and of the Secretary upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer at the date of its issuance.  No certificate shall be issued for any share until the consideration therefor, fixed as provided by law, has been fully paid.

2.                                       Any person claiming a share certificate to be lost, stolen, or destroyed shall (i) make an affidavit of the fact in such manner as the Board may require, and, (ii) if so required by the Board, make proof of loss, theft, or destruction in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.  The corporation may direct the issuance of a new certificate or certificates of stock or of uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed

3.                                       Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and upon payment of all taxes as may be imposed by law, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the corporation’s books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or of certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the corporation’s books..

4.                                       The Board may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to experience the rights in respect to any such change, conversion, or exchange or shares.  In such case, only such shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer or any shares on the books of the corporation after any record date fixed as aforesaid.  The Board may close the books of the corporation against transfers or shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at Least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.  While the stock transfer books of the corporation are closed, no transfer of share shall be made thereon.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

5.                                       In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board may prescribe.

6.                                       The Board may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

7.                                       Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VIII — INDEMNIFICATION

1.                                       The Corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section 5 of this Article VIII or this article that the person (1) conducted himself or herself in good faith and (2) reasonably believed, in the case of conduct in such person’s official capacity as a director of the corporation that his or her conduct was in the Corporation’s best interests, and, in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

2.                                       Except to the extent permitted by Section 4 of this Article VIII, a director may not be indemnified under Section 1 of this Article VIII in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken int eh person’s official capacity; or (2) in which the person is found liable to the Corporation.

3.                                       The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative tht the person did not meet the requirements set forth in Section 1 of this Article VIII.  A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

4.                                       A person may be indemnified under Section 1 of this Article VIII against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is found laible to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expense actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in performance of his duty to the Corporation..

5.                                       A determination of indemnification under Section 1 of this Article IIV must be made (1) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum, (2) by a majority vote of a committee of the Board, if: (a) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (b) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (3) by special legal counsel selected by the Board of a committee of the Board by vote as set forth in Subsections (1) or (2) of this Section 5; or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

6.                                       Authorization of Indemnification and Determination as to reasonableness of expenses must be made in the same manner as the determination that indemnficiation is permissible, except that if the determination that indemnficiation is permissible is made by special legal counsel, authorization of indemnification and determination as to reasaobnleness of expenses must be made in the manner specified by Subsection 3 of Section 5 of this Article IIV for the selection of special legal counsel.

7.                                       The Corporation shall indemnify a director against reasonable expense incurred by himin connection with a proceeding in which he is a named defendant or respondent because his is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

8.                                       Reasonable expenses incurred by a present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without the determination specified in Section 5 of this Article IIV or the authorization or determination specified in Section 6 of this Article IIV, after the corporation receives a written affirmation by the director of his good faith belief that he has bmet the standad of conduct necessary for indemnification uner this article and a written undertaking by or on behalf of the directo to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expensse incurred by him in connection with that proceeding is prohibited by Section 4 of this Article IIV.  Notwithstanding any authroziation or determination specified in this Article IIV, reasonable expenses incurred by a former director or officer, who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding, on any terms the Corporation considers appropriate.

9.                                       The Corporation may indemnify and advance expense to persons who are not or were nnot officers of the corporation but who are or were serving that the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar funcatinary of antoerh foreign or domestic corporation, employee benfit plan, other enterprise or other entity to the same extent that it may indemnify and advance expenses to directors under this Article IIV.

10.                                 The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer proprietor, trustee, employee, agent or similar functionary of another foreign or deistic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his stauts as such a person, whether or not the Corporation would have power to indemnifty him under this Article IIV.  IF the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for eh additional liability has been approved by the shareholders of the corporation.

11.                                 Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice ro waiver of notice of the next shareholders’ meeting or with or befoe the next submission to shareholders of a consent to action without meeting, in any case, within the twelve month period immediately following the date of the indemnification or advance.

ARTICLE IX— MISCELLANEOUS PROVISIONS

1.                                       All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

2.                                       The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

3.                                       Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice.  If the notice is sent by mail or by telegraph it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.  Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transferred.

4.                                       Whenever any written notice is required by statute, or by the Articles or bylaws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need to be specified in the waiver of notice of such meeting.  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction or any business because the meeting was not lawfully called or convened.

5.                                       Shareholders, members of the Board, or members of any committee designated by such Board, may participate in and hold a meeting of such shareholders, Board, or committee by means of conference telephone or similar communications equipment by means of which all persons participating I the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.                                       Except as otherwise provided in the Articles or bylaws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

7.                                       Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

8.                                       The Board must, when requested by the holders of at least one-third of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation and, subject to limitations on the authority of the Board by provisions of law, or the Articles of Incorporation, the board shall declare and provide for payment of such dividends of the profits from the business or the corporation as such Board shall deem expedient.

ARTICLE X — AMENDMENTS

1.                                       The initial bylaws of this corporation shall be adopted by its Board.  The power to alter, amend, or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders shall be vested in the Board unless reserved to the shareholders by the Articles of Incorporation.